UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 14, 2025
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 14, 2025, Momentus Inc. (the “Company”) entered into a warrant inducement agreement (the “Inducement Agreement”) with a holder (the “Holder”) of certain existing warrants to purchase shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company. Pursuant to the Inducement Agreement, the Holder agreed to exercise for cash on October 14, 2025, (i) its warrants issued on March 21, 2025 (the “March Warrants”) to purchase 2,142,858 shares of Common Stock at an exercise price of $1.43 per share, which was the closing price of the Common Stock on the Nasdaq Capital Market on October 13, 2025 and (ii) its warrants issued on July 1, 2025 (the “July Warrants” and, together with the March Warrants, the “Existing Warrants”) to purchase 2,836,880 shares of Common Stock at an exercise price of $1.41 per share. Prior to entering into the Inducement Agreement, the March Warrants were immediately exercisable at an exercise price of $2.00 per share and the July Warrants were immediately exercisable at an exercise price of $1.41 per share. The Company will receive aggregate gross proceeds of approximately $7 million from the exercise of the Existing Warrants before deducting financial advisory fees and other expenses payable by the Company.

In consideration of the Holder’s agreement to exercise the Existing Warrants in accordance with the Inducement Agreement, the Company agreed to issue new warrants (the “Inducement Warrants”) to purchase up to 7,469,607 shares of Common Stock, which is equal to 150% of the number of shares of Common Stock issued upon exercise of the Existing Warrants (the “Inducement Warrant Shares”). The Company agreed in the Inducement Agreement to file a registration statement within 30 days of October 14, 2025, providing for the resale of the Inducement Warrant Shares by the holders of the Inducement Warrant Shares.

The Company engaged A.G.P./Alliance Global Partners (“A.G.P.”) to act as its financial advisor in connection with the transactions summarized above and will pay A.G.P. an aggregate fee equal to approximately $494,500 in connection with the transactions contemplated by the Inducement Agreement and reimburse A.G.P. for legal expenses incurred in connection with the transaction not to exceed $35,000.

The Company expects to use the net proceeds from this transaction for general corporate purposes.

The Inducement Warrants will have an exercise price of $1.43 per share, which was the closing price of the Common Stock on the Nasdaq Capital Market on October 13, 2025, and will be exercisable on or after the date of stockholder approval as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (or any successor entity) to consent to any exercise of the Inducement Warrants and issuance of Inducement Warrant Shares (the “Stockholder Approval Date’) and expire on the five-year anniversary of the Stockholder Approval Date. The exercise price and the number of shares of Common Stock issuable upon exercise of each Inducement Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction (as defined in the Inducement Warrants), a holder of Inducement Warrants will be entitled to receive, upon exercise of the Inducement Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Inducement Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Inducement Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

The Company may not effect the exercise of certain Inducement Warrants, and the applicable holder will not be entitled to exercise any portion of any such Inducement Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Inducement Warrant (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Inducement Warrants.

The foregoing descriptions of the Inducement Agreement and the Inducement Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of Inducement Agreement and Inducement Warrants, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K related to the Inducement Warrants is hereby incorporated by reference into this Item 3.02. The Inducement Warrants were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(c) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Inducement Warrant
10.1	Form of Warrant Inducement Agreement, by and between Momentus Inc. and the Holder identified on the signature page thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Lon Ensler
		Name:	Lon Ensler
Dated:	October 15, 2025	Title:	Chief Financial Officer